UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 11, 2018

 (Date of earliest event reported)

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37411	59-3843182
(Commission File Number)	(IRS Employer Identification No.)

1505 Adams Drive, Suite D Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650)  889-5020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c), (d), (e)

On September 12, 2018, BioPharmX Corporation (the “Company”) announced the appointment of David Tierney as its chief executive officer, effective as of September 11, 2018.  In addition, on September 12, 2018, the Board of Directors (the “Board”) of the Company authorized an increase in the number of members of the Board from three to four, and appointed David S. Tierney, M.D., to serve as director on the Board until his successor is elected and qualified or until his earlier resignation or removal in the manner provided for in the Company’s Bylaws.   A copy of the related press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Prior to joining the Company, Dr. Tierney, 55, served as president, chief executive officer and director at Icon Biosciences, Inc., a privately held ophthalmic drug delivery company, from January 2014 until March 2018.  From January 2013 until March 2014, Dr. Tierney was a venture partner at Signet Healthcare Partners, a New York City based life science private equity fund. Dr. Tierney served as president and chief operating officer and as a member of the board of directors of Oceana Therapeutics, Inc., a private specialty pharmaceutical company, from its organization in 2008 through its sale to Salix Pharmaceuticals, Ltd. in December 2011. Dr. Tierney served as the president and chief executive officer and as a member of the board of directors of Valera Pharmaceuticals, Inc., a specialty pharmaceutical company, between August 2000 and April 2007, when Valera completed a merger with Indevus Pharmaceuticals, Inc. From January 2000 to August 2000, Dr. Tierney served as president of Biovail Technologies, a division of Biovail Corporation, a Canadian drug delivery company. From March 1997 to January 2000, Dr. Tierney was senior vice president of drug development at Roberts Pharmaceutical Corporation and from December 1989 to March 1997, Dr. Tierney was employed by Élan Corporation, a pharmaceutical company, in a variety of management positions. Dr. Tierney also serves on the board of directors of Catalyst Pharmaceuticals, Inc., Kempharm, Inc., Palvella Therapeutics and Bimeda.  Dr. Tierney holds a medical degree from the Royal College of Surgeons in Dublin, Ireland and was subsequently trained in internal medicine.

In connection with his appointment as chief executive officer, on September 11, 2018, the Company and Dr. Tierney executed an employment offer letter (the “Offer Letter”), which provides the following:

•	A base salary of $450,000 per year.
•	An initial annual bonus target of 50% of base salary.
•	Eligibility to participate in the Company’s employee benefit plans and entitled to paid vacation in accordance with the Company’s vacation policy on the same basis as other executive employees.
•

On September 11, 2018, Dr. Tierney was granted an incentive stock option to purchase 7,400,000 shares of the Company’s common stock with an exercise price equal to $0.22, which was equal to the closing price of the Company’s common stock on the NYSE American on the date of grant.  The option will vest over four (4) years with ¼ of the total number of shares subject to the option vesting on the first anniversary of his employment and an additional 1/48 of the total number of shares subject to the option vesting each month thereafter, subject to Dr. Tierney’s continued employment or service with the Company. If the option or any other then-outstanding equity awards are not assumed, continued or substituted in a Change in Control (as defined in the Offer Letter), then such unvested equity awards shall accelerate and become vested and exercisable (to the extent applicable) as to 100% of the then-unvested shares subject to the equity awards in effect immediately prior to the Change in Control.

•	Under the terms of the Offer Letter, Dr. Tierney will receive the following payments in event of a separation from the Company:

o

In the event of Dr. Tierney’s termination of employment (a) by the Company (i) on account of Dr. Tierney’s death, (ii) on account of Dr. Tierney’s disability, (iii) for Cause (as defined in the Offer Letter or (b) by Dr. Tierney without Good Reason (as defined in the Offer Letter), the Company is obligated to pay Dr. Tierney (1) any unpaid salary through the date of termination; (2) the amount of any actual bonus earned and payable from a prior period which remains unpaid by the Company as of the date of termination, (3) reimbursement for any unreimbursed expenses incurred through the date of termination; and (3) all other payments and benefits to which Dr. Tierney is entitled upon a termination of employment under the terms of any applicable compensation arrangement or benefit or equity plan or program (collectively, the “Accrued Compensation”).

o

In the event of Dr. Tierney’s termination of employment by the Company without Cause or is terminated by Dr. Tierney due to his resignation by Good Reason, (as defined in the Offer Letter), in either case more than one month before or more than twelve months following a Change in Control, and provided that Dr. Tierney delivers a signed Release (as defined in the Offer Letter) and satisfies all conditions to make the Release effective, Dr. Tierney will be entitled to receive (1) the Accrued Compensation, (2) a lump sum cash payment in an amount equal to nine months of Dr. Tierney’s then current annual base salary, and (3) payment of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) premiums (provided Dr. Tierney timely elect COBRA coverage) for continued health coverage until the earlier of (a) nine months and (b) the date that Dr. Tierney is covered under the health plan of another employer.

o

In the event a Change in Control occurs and if  the Company terminates Dr. Tierney’s employment without Cause or if Dr. Tierney resigns for Good Reason, in each case within the period beginning one month before, and ending twelve months following, such Change in Control, and provided that Dr. Tierney delivers a signed Release and satisfies all conditions to make the Release effective, Dr. Tierney will be entitled to receive (1) the Accrued Compensation, (2) a lump sum cash payment in an amount equal to twenty-four months of Dr. Tierney’s then current base salary, (3) payment of COBRA premiums (provided Dr. Tierney timely elect COBRA coverage) for continued health coverage until the earlier of (a) eighteen months and (b) the date that Dr. Tierney is covered under the health plan of another and (4) full acceleration of all outstanding equity awards.

o

If within the first four months following September 11, 2018, the Company  receives a term sheet or written offer to purchase the Company or its assets from a certain company to be mutually agreed to in writing between Dr. Tierney and the Board that results in a Change in Control that is consummated within eighteen months following September 11, 2018, the lump sum cash payment that Dr. Tierney would have been otherwise entitled to receive will be reduced to 12 months of Dr. Tierney’s then current base salary and the equity acceleration will be reduced from 100% to 50%.

As with each of the Company’s directors and executive officers, the Company intends to enter into an indemnification agreement with Dr. Tierney to give him additional contractual assurances regarding the scope of indemnification provided in the Company’s certificate of incorporation and to provide additional procedural protections.

There is no arrangement or understanding with any person pursuant to which Dr. Tierney was appointed as Chief Executive Officer or as a member of the Board, and there are no family relationships between Dr. Tierney and any director or executive officer of the Company.  Additionally, there are no transactions between Dr. Tierney and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit No.	Description

10.1	Offer Letter between David Tierney and the Company, effective as of September 11, 2018.
99.1	Press release issued by BioPharmX Corporation dated September 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARMX CORPORATION

Date: September 12, 2018	By:	/s/ Greg Kitchener
		Name:	Greg Kitchener
		Title:	Chief Financial Officer